WASHINGTON REAL ESTATE INVESTMENT TRUST	NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.washingtonreit.com

July 24, 2014

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES SECOND QUARTER FINANCIAL AND OPERATING RESULTS
Strategic Actions Gaining Traction; Company Achieves Significant Same-Store NOI Growth
Washington Real Estate Investment Trust (“Washington REIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, DC region, reported financial and operating results today for the quarter ended June 30, 2014:

Second Quarter 2014 Highlights

•	Generated Core Funds from Operations (FFO) of $0.41 per fully diluted share for the quarter, a $0.05 increase over first quarter 2014

•	Achieved same-store Net Operating Income (NOI) growth of 6.1% over second quarter 2013

•	Improved overall same-store physical occupancy to 92.6% from 90.2% in the first quarter 2014

•
Executed 62 new and renewal commercial leases totaling 222,000 square feet at an average rental rate increase of 9.0% over in-place rents for new leases and average rental rate increase of 7.3% over in-place rents for renewal leases

•	Acquired 1775 Eye Street, NW, a 185,000 square foot office building located in Washington, DC, for $104.5 million

•	Announced the election of Mr. Benjamin S. Butcher, an additional independent member, to the Board of Trustees

"The actions we have taken over the past several months are gaining traction and positively impacting our results as we continue to successfully execute on our strategy to improve the overall quality of Washington REIT’s asset portfolio,” said Paul T. McDermott, President and Chief Executive Officer. “In the second quarter, Washington REIT achieved significant same-store NOI growth as a result of substantial occupancy gains, and we are also beginning to see strong positive momentum in Core FFO from our acquisitions this year, including 1775 Eye Street which we acquired in May. Going forward, we will build on this momentum and drive shareholder value by continuing to improve our internal operations, aggressively filling vacancies, increasing tenant retention and selectively acquiring additional high-quality assets in the DC and Greater Washington region."

Financial Highlights

Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt, severance expense and impairment, was $27.7 million, or $0.41 per diluted share for the quarter ended June 30, 2014, compared to $31.2 million, or $0.47 per diluted share for the prior year period. FFO for the quarter ended June 30, 2014 was $25.2 million, or $0.38 per diluted share, compared to $30.8 million, or $0.46 per diluted share, in the same period one year ago. This decrease in Core Funds from Operations is primarily due to the reinvestment timing of the Medical Office Building sale proceeds.

Net income attributable to the controlling interests for the quarter ended June 30, 2014 was $1.1 million, or $0.02 per diluted share, compared to $5.3 million, or $0.08 per diluted share, in the same period one year ago.

Washington Real Estate Investment Trust

Operating Results

The Company's overall portfolio Net Operating Income (“NOI”)(2) was $46.7 million for the quarter ended June 30, 2014 compared to $42.2 million in the same period one year ago and $42.3 million in the first quarter of 2014. Overall portfolio physical occupancy for the second quarter was 90.1%, compared to 89.1% in the same period one year ago and 88.4% in the first quarter of 2014.

Same-store(3) portfolio physical occupancy for the second quarter was 92.6%, compared to 90.0% in the same period one year ago and 90.2% in the first quarter of 2014. Same-store portfolio NOI for the second quarter increased 6.1% compared to the same period one year ago and rental rate growth was 0.8%.

▪
Office: 55.8% of Total NOI - Same-store NOI for the second quarter increased 8.0% compared to the same period one year ago. Rental rate growth was 1.4% while same-store physical occupancy increased 420 bps to 90.6%. Sequentially, same-store physical occupancy increased 370 bps compared to the first quarter of 2014.

▪
Retail: 24.6% of Total NOI - Same-store NOI for the second quarter increased 8.0% compared to the same period one year ago. Rental rate growth was 0.4% while same-store physical occupancy increased 100 bps to 94.2%. Sequentially, same-store physical occupancy increased 60 bps compared to the first quarter of 2014.

▪
Multifamily: 19.6% of Total NOI - Same-store NOI for the second quarter decreased 1.5% compared to the same period one year ago. Rental rates decreased 0.3% while same-store physical occupancy increased 120 bps to 94.3%. Sequentially, same-store physical occupancy increased 160 bps compared to the first quarter of 2014.

Leasing Activity

During the second quarter, Washington REIT signed commercial leases totaling 222,000 square feet, including 102,000 square feet of new leases and 120,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions and Incentives
New:
Office	69,367	5.8	$35.71	14.7%	$33.59	$21.80
Retail	32,191	10.2	22.07	-2.3%	50.20	9.33
Total	101,558	7.1	30.79	9.0%	38.86	17.84

Renewal:
Office	109,686	4.8	$36.12	6.6%	$17.29	$13.83
Retail	10,645	4.3	50.91	12.8%	—	2.56
Total	120,331	4.8	37.42	7.3%	15.76	12.84

Acquisition and Disposition Activity

In the second quarter, Washington REIT acquired 1775 Eye Street, NW, a 185,000 square foot office building located in Washington's Central Business District, for $104.5 million. Originally built in 1964, 1775 Eye Street is an eleven-story building with a two-level parking garage located at the intersection of 18th and Eye Street, in Northwest DC. The property is currently undergoing its second renovation, which includes a new modernized lobby, common areas, and fitness facility. 1775 Eye Street was originally renovated in 1997 when the owner replaced the facade, storefronts and all of the building systems. 1775 Eye Street is directly across from Farragut West (Blue and Orange Lines) and two blocks from Farragut North (Red Line) Metro Stations.

Washington Real Estate Investment Trust

Other Developments

During the quarter, Washington REIT announced the election of Mr. Benjamin S. Butcher, an additional independent member, to the Board of Trustees. Mr. Butcher currently serves as the Chief Executive Officer, President and Chairman of the Board of Directors of STAG Industrial, Inc., a publicly traded real estate company focused on acquisition, ownership and management of single tenant industrial properties throughout the United States since its inception in 2011. Mr. Butcher joined the Washington REIT's Board of Trustees effective July 1, 2014.

Earnings Guidance

Management reiterates 2014 Core FFO guidance of $1.56-$1.64 per fully diluted share.

Dividends

On June 30, 2014, Washington REIT paid a quarterly dividend of $0.30 per share.

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Friday, July 25, 2014 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until August 8, 2014 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-660-6853
International Toll Number:        1-201-612-7415
Conference ID:                13585552

The live on-demand webcast of the Conference Call will be available on the Investor section of Washington REIT's website at www.washingtonreit.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About Washington REIT

Washington REIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. Washington REIT owns a diversified portfolio of 54 properties, totaling approximately 7 million square feet of commercial space and 2,890 multifamily units, and land held for development. These 54 properties consist of 25 office properties, 16 retail centers and 13 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: Washington REIT's press releases and supplemental financial information are available on the company website at www.washingtonreit.com or by contacting Investor Relations at (301) 984-9400.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements in this earnings release preceded by, followed by or that include the words “believe,” “expect,” “intend,” “anticipate,” “potential,” “project,” “will” and other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2013 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Washington Real Estate Investment Trust

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of Washington REIT's operating portfolio and affect the comparative measurement of Washington REIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) severance expense related to corporate reorganization and related to the prior CEO's retirement and (4) property impairments not already excluded from FFO, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs and real estate impairment. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated and excludes properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. A non-same-store property is one that was acquired, under redevelopment or development, or placed into service during either of the periods being evaluated. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Properties under redevelopment or development are included within the non-same-store properties beginning in the period during which redevelopment or development activities commence. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
	2nd QTR	2nd QTR	2nd QTR	2nd QTR
Segment	2014	2013	2014	2013
Multifamily	94.3%	93.1%	93.7%	93.1%
Office	90.6%	86.4%	86.2%	86.3%
Medical Office	—%	—%	—%	84.8%
Retail	94.2%	93.2%	94.2%	93.2%

Overall Portfolio	92.6%	90.0%	90.1%	89.1%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior reporting periods, and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion. For Q2 2014 and Q2 2013, same-store properties exclude:

Multifamily Acquisitions: The Paramount and Yale West;
Office Acquisitions: The Army Navy Club Building and 1775 Eye Street;
Office Redevelopment: 7900 Westpark Drive;
Retail Acquisitions: none.

Also excluded from Same-Store Properties in Q2 2014 and Q2 2013 are:

Sold Properties: The Medical Office Portfolio (Woodholme Center, 6565 Arlington Boulevard, 2440 M Street, 15001 Shady Grove Road, 15005 Shady Grove Road, 19500 at Riverside Park (formerly Lansdowne Medical Office Building), 9707 Medical Center Drive, CentreMed I and II, 8301 Arlington Boulevard, Sterling Medical Office Building, Shady Grove Medical Village II, Alexandria Professional Center, Ashburn Farm Office Park I, II and III, Woodholme Medical Office Building, Woodburn Medical Park I and II, and Prosperity Medical Center I, II and III).
Retail sold property: 5740 Columbia Road (parcel of land at Gateway Overlook).

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2014	2013	2014	2013
Revenue
Real estate rental revenue	$72,254	$65,915	$140,865	$130,475
Expenses
Real estate expenses	25,528	23,670	51,870	46,224
Depreciation and amortization	24,401	21,037	47,154	42,160
Acquisition costs	1,933	87	4,978	300
General and administrative	4,828	4,005	9,257	7,867
	56,690	48,799	113,259	96,551
Other operating income
Gain on sale of real estate	570	—	570	—
Real estate operating income	16,134	17,116	28,176	33,924
Other income (expense):
Interest expense	(14,985)	(15,824)	(29,515)	(32,014)
Other income	219	246	442	485
	(14,766)	(15,578)	(29,073)	(31,529)

Income (loss) from continuing operations	1,368	1,538	(897)	2,395

Discontinued operations:
Income from operations of properties sold or held for sale	—	3,725	546	7,008
(Loss) gain on sale of real estate	(288)	—	105,985	3,195
(Loss) income from discontinued operations	(288)	3,725	106,531	10,203
Net income	1,080	5,263	105,634	12,598
Less: Net loss attributable to noncontrolling interests in subsidiaries	7	—	7	—
Net income attributable to the controlling interests	$1,087	$5,263	$105,641	$12,598

Income (loss) from continuing operations attributable to the controlling interests	1,375	1,538	(890)	2,395
Continuing operations real estate depreciation and amortization	24,401	21,037	47,154	42,160
Gain on sale of real estate (classified as continuing operations)	(570)	—	(570)	—
Funds from continuing operations(1)	$25,206	$22,575	$45,694	$44,555

Income from operations of properties sold or held for sale	—	3,725	546	7,008
Discontinued operations real estate depreciation and amortization	—	4,545	—	8,946
Funds from discontinued operations	—	8,270	546	15,954

Funds from operations(1)	$25,206	$30,845	$46,240	$60,509

Tenant improvements	(7,970)	(5,918)	(12,869)	(9,893)
External and internal leasing commissions capitalized	(3,363)	(2,342)	(5,003)	(4,948)
Recurring capital improvements	(1,610)	(2,311)	(2,498)	(3,032)
Straight-line rents, net	(723)	(483)	(1,076)	(826)
Non-cash fair value interest expense	30	255	225	509
Non real estate depreciation & amortization of debt costs	904	933	1,776	1,891
Amortization of lease intangibles, net	677	86	916	127
Amortization and expensing of restricted share and unit compensation	1,429	1,355	2,470	2,373
Funds available for distribution(4)	$14,580	$22,420	$30,181	$46,710

Note: Certain prior period amounts have been reclassified to conform to the current presentation for discontinued operations.

Washington Real Estate Investment Trust

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2014	2013	2014	2013
Income (loss) from continuing operations	(Basic)	$0.02	$0.02	$(0.01)	$0.04
	(Diluted)	$0.02	$0.02	$(0.01)	$0.04
Net income	(Basic)	$0.02	$0.08	$1.58	$0.19
	(Diluted)	$0.02	$0.08	$1.58	$0.19
Funds from continuing operations	(Basic)	$0.38	$0.34	$0.68	$0.67
	(Diluted)	$0.38	$0.34	$0.68	$0.67
Funds from operations	(Basic)	$0.38	$0.46	$0.69	$0.91
	(Diluted)	$0.38	$0.46	$0.69	$0.91

Dividends paid		$0.3000	$0.3000	$0.6000	$0.6000

Weighted average shares outstanding		66,732	66,405	66,718	66,399
Fully diluted weighted average shares outstanding		66,761	66,556	66,718	66,537
Fully diluted weighted average shares outstanding (for FFO)		66,761	66,556	66,744	66,537

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2014
	(unaudited)	December 31, 2013
Assets
Land	$519,859	$426,575
Income producing property	1,853,982	1,675,652
	2,373,841	2,102,227
Accumulated depreciation and amortization	(600,171)	(565,342)
Net income producing property	1,773,670	1,536,885
Development in progress	83,970	61,315
Total real estate held for investment, net	1,857,640	1,598,200
Investment in real estate held for sale, net	—	79,901
Cash and cash equivalents	23,009	130,343
Restricted cash	11,369	9,189
Rents and other receivables, net of allowance for doubtful accounts of $5,765 and $6,783 respectively	55,583	48,756
Prepaid expenses and other assets	112,548	105,004
Other assets related to properties sold or held for sale	—	4,100
Total assets	$2,060,149	$1,975,493

Liabilities
Notes payable	$746,956	$846,703
Mortgage notes payable	406,975	294,671
Lines of credit	—	—
Accounts payable and other liabilities	59,719	51,742
Advance rents	13,172	13,529
Tenant security deposits	8,686	7,869
Liabilities related to properties sold or held for sale	—	1,533
Total liabilities	1,235,508	1,216,047

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,636 and 66,531 shares issued and outstanding, respectively	666	665
Additional paid-in capital	1,152,647	1,151,174
Distributions in excess of net income	(331,373)	(396,880)
Total shareholders' equity	821,940	754,959

Noncontrolling interests in subsidiaries	2,701	4,487
Total equity	824,641	759,446

Total liabilities and equity	$2,060,149	$1,975,493

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Quarter Ended June 30, 2014	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$7,774	$23,212	$11,517	$42,503
Add: Net operating income from non-same-store properties(3)	1,371	2,847	5	4,223
Total net operating income(2)	$9,145	$26,059	$11,522	$46,726
Add/(deduct):
Other income				219
Acquisition costs				(1,933)
Interest expense				(14,985)
Depreciation and amortization				(24,401)
General and administrative expenses				(4,828)
Gain on sale of real estate (classified as continuing operations)				570
Discontinued operations:
Gain on sale of real estate				(288)
Net income				1,080
Less: Net loss attributable to noncontrolling interests in subsidiaries				7
Net income attributable to the controlling interests				$1,087

Quarter Ended June 30, 2013	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$7,893	$21,496	$10,668	$40,057
Add: Net operating income from non-same-store properties(3)	—	2,158	30	2,188
Total net operating income(2)	$7,893	$23,654	$10,698	$42,245
Add/(deduct):
Other income				246
Acquisition costs				(87)
Interest expense				(15,824)
Depreciation and amortization				(21,037)
General and administrative expenses				(4,005)
Discontinued operations:
Income from operations of properties sold or held for sale				3,725
Net income				5,263
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$5,263

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Period Ended June 30, 2014	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$15,377	$45,049	$21,890	$82,316
Add: Net operating income from non-same-store properties(3)	2,275	4,378	26	6,679
Total net operating income(2)	$17,652	$49,427	$21,916	$88,995
Add/(deduct):
Other income				442
Acquisition costs				(4,978)
Interest expense				(29,515)
Depreciation and amortization				(47,154)
General and administrative expenses				(9,257)
Gain on sale of real estate (classified as continuing operations)				570
Discontinued operations:
Income from operations of properties sold or held for sale				546
Gain on sale of real estate				105,985
Net income				105,634
Less: Net loss attributable to noncontrolling interests in subsidiaries				7
Net income attributable to the controlling interests				$105,641

Period Ended June 30, 2013	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$15,836	$43,277	$20,911	$80,024
Add: Net operating income from non-same-store properties(3)	—	4,171	56	4,227
Total net operating income(2)	$15,836	$47,448	$20,967	$84,251
Add/(deduct):
Other income				485
Acquisition costs				(300)
Interest expense				(32,014)
Depreciation and amortization				(42,160)
General and administrative expenses				(7,867)
Discontinued operations:
Income from operations of properties sold or held for sale				7,008
Gain on sale of real estate				3,195
Net income				12,598
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$12,598

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013
Net income attributable to the controlling interests		$1,087	$5,263	$105,641	$12,598
Add/(deduct):
Real estate depreciation and amortization		24,401	21,037	47,154	42,160
Gain on sale of real estate (classified as continuing operations)		(570)	—	(570)	—
Discontinued operations:
Loss (gain) on sale of real estate		288	—	(105,985)	(3,195)
Real estate depreciation and amortization		—	4,545	—	8,946
Funds from operations(1)		25,206	30,845	46,240	60,509
Add/(deduct):
Acquisition costs		1,933	87	4,978	300
Severance expense		576	266	624	83
Core funds from operations(1)		$27,715	$31,198	$51,842	$60,892

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2014	2013	2014	2013
Funds from operations	(Basic)	$0.38	$0.46	$0.69	$0.91
	(Diluted)	$0.38	$0.46	$0.69	$0.91
Core FFO	(Basic)	$0.42	$0.47	$0.77	$0.91
	(Diluted)	$0.41	$0.47	$0.77	$0.91

Weighted average shares outstanding		66,732	66,405	66,718	66,399
Fully diluted weighted average shares outstanding (for FFO)		66,761	66,556	66,744	66,537